EXHIBIT D

                            LEIDY HUB, INC.
                             BALANCE SHEET
                              (UNAUDITED)

                                       At December 31, 1995
                                       --------------------
ASSETS
Current Assets:
   Cash                                    $   91,923
   Accounts Receivable                            671
   Prepayments                                  6,063
                                           ----------
Total Current Assets                           98,657
                                           ----------

Property, Plant & Equipment                     3,208
   Less:  Reserve for DDA                      (3,208)
                                           ----------
Property, Plant & Equipment                         -
                                           ----------

Other Assets:
   Investment in Ellisburg-Leidy
    Northeast Hub Co.                         121,209
   Investment in Enerchange                   759,766
   Other Deferred Debit                         1,875
                                           ----------
Total Other Assets                            882,850
                                           ----------

Total Assets                               $  981,507
                                           ==========

LIABILITIES & STOCKHOLDERS EQUITY
Capital Stock $1 Par:
   Authorized 4,000 shares issued
    and outstanding                        $    4,000
   Paid-in-Capital                          1,364,500
   Retained Earnings                         (749,362)
                                           ----------
Total Stockholders Equity                     619,138
                                           ----------

Current & Accrued Liabilities:
   Notes Payable Assoc. Companies             300,000
   Accounts Payable - Assoc. Companies          7,788
   Federal Income Taxes Payable               (66,133)
   Other Accruals                               1,261
                                           ----------
Total Current & Accrued Liabilities           242,916
                                           ----------

Accumulated Deferred Income Taxes             119,453
                                           ----------

Total Liabilities & Equity                 $  981,507
                                           ==========